                           SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                 Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           MICRON ELECTRONICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                              [MICRONPC.COM LOGO]


                           Micron Electronics, Inc.
                             900 East Karcher Road
                              Nampa, Idaho  83687

                            _______________________

                 Notice of 2000 Annual Meeting of Shareholders
                           Monday, November 20, 2000

                            _______________________



To The Shareholders:

     Notice Is Hereby Given that the 2000 Annual Meeting of Shareholders of Micron Electronics, Inc., a Minnesota corporation (the "Company"), will be held on Monday, November 20, 2000, at 9:00 a.m. Mountain Time, at the Nampa Civic Center, 311 3rd Street South, Nampa, Idaho, 83651, for the following purposes:

        1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

        2. To ratify the appointment of PricewaterhouseCoopers L.L.P. as independent accountants of the Company for the fiscal year ending August 30, 2001.

        3. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on September 28, 2000 are entitled to notice of and to vote at the meeting.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

     All shareholders are cordially invited to attend the meeting in person. Shareholders will be required to furnish proof of ownership of the Company's Common Stock before being admitted to the meeting. Shareholders holding shares in the name of a broker, bank or other nominee must bring a statement from the broker, bank or nominee confirming their ownership of the Company's Common Stock.

     To ensure your representation at the meeting in the event you cannot attend, you are urged to return a proxy as soon as possible. Shareholders may vote, sign, date and return the enclosed Proxy in the postage-prepaid envelope provided. As an alternative to using the paper Proxy to vote, stockholders may vote electronically via the Internet or by telephone. Please see "Telephone and Internet Voting Alternatives" in the Proxy Statement for additional details. Shareholders attending the meeting may vote in person, even if they have returned a Proxy.

     Financial and other information concerning the Company is contained in the enclosed Annual Report and Form 10-K for the fiscal year ended August 31, 2000.


                             Sincerely,



                             JoAnne S. Pfeifer
                             Vice President, Administration, Corporate Secretary

Nampa, Idaho
October 27, 2000

                              [MICRONPC.COM LOGO]

                           Micron Electronics, Inc.
                             900 East Karcher Road
                              Nampa, Idaho  83687

                             ____________________


                                PROXY STATEMENT
                      2000 ANNUAL MEETING OF SHAREHOLDERS
                           Monday, November 20, 2000

                             ____________________


                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of Micron Electronics, Inc., a Minnesota corporation (the "Company"), for use at the 2000 Annual Meeting of Shareholders to be held on Monday, November 20, 2000, at 9:00 a.m. Mountain Time, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 2000 Annual Meeting of Shareholders. The Annual Meeting will be held at the Nampa Civic Center, 311 3rd Street South, Nampa, Idaho, 83651. This Proxy Statement and the enclosed Proxy were first provided on or about October 27, 2000 to all shareholders entitled to vote at the Annual Meeting. An annual report to shareholders for the fiscal year ended August 31, 2000 is also provided with this Proxy Statement.

     The Company's principal executive offices are located at 900 East Karcher Road, Nampa, Idaho, 83687 and its telephone number is (208) 898-3434.

Revocability of Proxies

     By executing and returning the Proxy (either by returning the paper Proxy or by submitting your proxy by telephone or electronically via the Internet) you are authorizing Joel J. Kocher and JoAnne S. Pfeifer to represent you and vote your shares at the Annual Meeting according to your instructions. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee whom shall be designated by the then present Board of Directors to fill the vacancy or for the balance of those nominees named without a substitute. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a statement from the broker, bank or other nominee confirming that shareholder's beneficial ownership of shares.

Solicitation

     The cost of soliciting Proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees personally or by telephone, facsimile, telegram or by electronic means without additional compensation.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

Record Date

     Only shareholders of record at the close of business on September 28, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

Outstanding Shares

     The Company has only one class of stock outstanding, the Company's common stock, $.01 par value per share (the "Common Stock"). As of the Record Date, 96,662,670 shares of Common Stock were issued and outstanding.

Voting Rights

     Each shareholder will be entitled to one vote for each share of Common Stock held as of the Record Date for all matters, including the election of directors. Shareholders do not have the right to cumulate their votes in the election of directors.

     A majority of all votes eligible to be cast will be required to establish a quorum for the transaction of business at the Annual Meeting. Shares that are voted "FOR", "AGAINST", "WITHHOLD" or "ABSTAIN" are treated as being present at the Annual Meeting for the purpose of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as voting against a proposal. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for the purpose of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth ownership information with respect to the Common Stock of the Company and the common stock, $.10 par value per share, of Micron Technology, Inc., a Delaware corporation and the parent of the Company (the "Micron Technology, Inc. Common Stock"), as of the Record Date, with respect to (i) persons known by the Company to beneficially own more than five percent (5%) of the Company's Common Stock, (ii) each director of the Company,
(iii) each Named Executive Officer of the Company listed in the "SUMMARY COMPENSATION TABLE" on page 7, and (iv) all directors and executive officers of the Company as a group:

                                                Micron Electronics, Inc.         Micron Technology, Inc.
                                                      Common Stock                     Common Stock
                                               ---------------------------       -------------------------
                                                  Amount and                      Amount and
                                                  Nature of        Percent         Nature of       Percent
                                                  Beneficial         of           Beneficial         of
Name of Beneficial Owner                        Ownership (1)       Class        Ownership (1)      Class
-------------------------                      ---------------------------       -------------------------
Micron Technology, Inc.
         8000 South Federal Way
         Boise, Idaho  83716                   58,622,863             60.7%         N/A              N/A
Joel J. Kocher                                    330,000 (2)           *          15,596 (6)         *
Michael S. Adkins                                  84,050 (2)(3)(4)                 6,181 (4)(7)      *
Scott L. Bower                                     58,179 (2)(3)        *               -             -
Savino R. Ferrales                                 57,000 (2)(3)        *               -             -
Jill D. Smith                                      20,000 (2)(3)        *               -             -
Steven R. Appleton                                      - (5)           -         566,448 (7)(8)
John B. Balousek                                   25,000 (2)           *               -             -
Robert Lee                                         16,000               *               -             -
Robert A. Lothrop                                  13,000 (2)           *         135,336 (7)(9)
All directors and executive officers as a
  Group (18 persons) (1)(2)(3)(4)(5)(6)         1,111,446              1.1%       730,451           0.1%
  (7)(8)(9)

*  Less than 1%
_______________________
(1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes options to purchase shares of the Company's Common Stock exercisable within 60 days of September 28, 2000 in the following amounts:
    Mr. Kocher, 330,000; Mr. Adkins, 82,400; Mr. Bower, 53,750; Mr. Ferrales, 57,000; Ms. Smith; 20,000; Mr. Balousek, 13,000; Mr. Lothrop, 13,000; and
    all directors and executive officers as a group (18 persons), 916,980.

(3) Includes shares held in a unitized stock fund under the Company's qualified 401(k) retirement plan which invests solely in the Common Stock of the Company approximately as follows: Mr. Adkins, 540; Mr. Bower, 511, Mr. Ferrales, 559; Ms. Smith, 550, and all directors and officers as a group (18 persons), 4,801.

(4) Does not include 400 shares of Company Common Stock held by Mr. Adkins' spouse for benefit of his minor children. Also does not include 400 shares of Micron Technology, Inc. Common Stock held by Mr. Adkins' spouse for benefit of his minor children. Includes 1,650 shares of Company Common Stock and 4,140 shares of Micron Technology, Inc. Common Stock held in joint tenancy with his spouse.

(5) Mr. Appleton, a director of the Company, serves as Chairman of the Board, President and Chief Executive Officer of Micron Technology, Inc. In addition to the shares indicated in the above table, Mr. Appleton may be deemed the beneficial owner of 58,622,863 shares of the Company's Common Stock held by Micron Technology, Inc. Mr. Appleton disclaims beneficial ownership of all of the shares of the Company's Common Stock held by Micron Technology, Inc.

(6) Includes shares held in joint tenancy with Mr. Kocher's spouse.

(7) Includes options to purchase shares of Micron Technology, Inc. Common Stock exercisable within 60 days of September 28, 2000 in the following amounts:
    Mr. Adkins, 2,041; Mr. Appleton, 188,500; Mr. Lothrop, 48,000; and all directors and executive officers as a group (18 persons), 244,765.

(8) Includes 20,000 shares of Micron Technology, Inc. Common Stock beneficially owned by Mesa, LP.

(9) Does not include 848 shares of Micron Technology, Inc. Common Stock held by Mr. Lothrop's spouse. Includes 79,170 shares of Micron Technology, Inc. Common Stock held in joint tenancy with Mr. Lothrop's spouse. Also includes rights to acquire 2,190 shares of Micron Technology, Inc. Common Stock pursuant to the Micron Technology, Inc. Non-Employee Directors Stock Incentive Plan.

                                   DIRECTORS

     The directors of the Company, all of whom have been nominated for reelection at the Annual Meeting, their ages, their business experience during the past five years and their principal occupations as of the Record Date are set forth below:

     Steven R. Appleton, age 40, has served as a member of the Board of Directors of the Company since April 1995. Mr. Appleton has served as the Chief Executive Officer, President and Chairman of the Board of Directors of Micron Technology, Inc. ("MTI") since September of 1994.

     John B. Balousek, age 55, was appointed to the Board of Directors of the Company in August 1999. Mr. Balousek served as President, Chief Operating Officer, and Director of Foote, Cone & Belding Communications, Inc., a global advertising and communications company, from May 1991 to February 1996, and as Chairman and CEO of True North Technologies, a digital and interactive services company of True North Communications, parent company of Foote, Cone & Belding Communications, from March to July 1996. Mr. Balousek also served as a director of True North Communications from February 1996 to January 1997. Mr. Balousek is currently a director on the boards of Geoworks Corporation, Freeshop.com, Inc. and Pets.com, all publicly held companies, and several privately held companies.

     Joel J. Kocher, age 44, was appointed President and Chief Operating Officer, and a director of the Company in January 1998. In June 1998, Mr. Kocher was appointed Chairman of the Board of Directors, President, Chief Executive Officer and Chief Operating Officer. Mr. Kocher resigned from the position of Chief Operating Officer concurrent with the appointment of Jill D. Smith as Executive Vice President and Chief Operating Officer of the Company in April 1999. Mr. Kocher served as President of Worldwide Marketing, Sales and Service at Dell Computer Corporation, a provider of personal computers through the direct channel, from 1987 to September 1994. In October 1994, Mr. Kocher joined Artisoft, Inc. where he served as Executive Vice President and Chief Operating Officer until he was appointed President, Chief Operating Officer, and Director in October 1995, serving in such capacities until December 1996. From December 1996 to August 1997, Mr. Kocher served as President and Chief Operating Officer at Power Computing Corporation, a manufacturer of Macintosh OS compatible systems.

     Robert Lee, age 52, was appointed to the Board of Directors of the Company in April 1999. Mr. Lee served as President of Business Communication Services of Pacific Bell from April 1995 to May 1998, and as Executive Vice President of California Markets Group of Pacific Bell from April 1993 to May 1995. Mr. Lee currently serves as director of iAsiaWorks and CIDCO, Inc., both publicly held companies, and several privately held companies.

     Robert A. Lothrop, age 74, was appointed to the Board of Directors of the Company in April 1995. Mr. Lothrop served as the Senior Vice President of the J.R. Simplot Company, an agribusiness, from January 1986 until his retirement in January 1991. Mr. Lothrop was elected to the Board of Directors of MTI in 1986. In 1992, he was elected to the Board of Directors of Micron Semiconductor, Inc. (then a wholly-owned subsidiary of MTI) and resigned as a director of MTI. Mr. Lothrop was re-elected to the Board of Directors of MTI in 1994, at which time he resigned from the Board of Directors of Micron Semiconductor, Inc.

     There is no family relationship between any director or executive officer of the Company.

Certain Relationships and Related Transactions

     As of the Record Date, MTI owned approximately 60.7% of the outstanding Common Stock of the Company. Two (2) of the five (5) nominees for director of the Company are also directors of MTI. MTI and its subsidiaries supply and purchase products and services used and produced by the Company.

     During fiscal 2000, MTI supplied a substantial portion of the full specification random access memory components used in the Company's personal computer operations. Purchases by the Company of these components from MTI, completed upon market terms and conditions, amounted to approximately $55,021,000 in fiscal 2000.

     In fiscal 2000, MTI and its subsidiaries paid the Company approximately $7,282,000 for purchases of PC systems and other equipment. In fiscal 2000, the Company paid MTI and its subsidiaries approximately $7,651,000 for equipment.

     Until January 1, 2000 the Company relied on MTI for certain information systems, payroll, employee benefits, risk management and other administrative services. In fiscal 2000, the Company paid approximately $476,000 to MTI for such services. The Company assumed responsibility for these functions as of January 1, 2000.

     Effective on September 2, 1999, the Company and MTI entered into an Amended and Restated Component Recovery Agreement (the "Amended Component Recovery Agreement"). The Amended Component Recovery Agreement expires on August 30, 2001. Under the Amended Component Recovery Agreement, the cost to the Company of components obtained from MTI will be negotiated on a quarterly basis, but in no event will the cost be less than 50% of pre-tax net income generated from the sale of SpecTek products derived from such components. The amount paid by the Company to MTI for components during fiscal 2000 was as follows: first quarter, 50% of pre-tax net income; second quarter, 62.5% of pre-tax net income; third quarter, 62.5% of pre-tax net income; and fourth quarter 75% of pre-tax net income. The cost of components under the Amended Component Recovery Agreement during the first quarter of fiscal 2001 will be 90% of pre-tax income. In fiscal 2000, the Company paid approximately $202,175,000 to MTI pursuant to the Amended Component Recovery Agreement.

     The Amended Component Recovery Agreement also provides that MTI will purchase and lease back to SpecTek equipment as is reasonably appropriate for SpecTek to perform its component recovery operations. MTI purchased capital assets in the amount of approximately $35,230,000 from SpecTek in fiscal 2000. The Company paid approximately $2,428,000 to MTI for the lease of such equipment in fiscal 2000.

     The Amended Component Recovery Agreement also provides that MTI will make commercially reasonable efforts to obtain for the Company nonstandard memory components produced by TECH Semiconductor Singapore Pte. Ltd. and KMT Semiconductor Limited, joint venture companies in which MTI is affiliated. The Company, MTI and the joint venture companies may agree to utilize a pricing matrix based on effective yields and worldwide average sales prices in order to establish prices for the components from the joint venture companies. In such case, the price paid by the Company for components from the joint ventures will be determined under the matrix, rather than as a percentage of pre-tax net income. During fiscal 2000, the Company paid MTI and its wholly-owned subsidiary, Micron Semiconductor Asia Pte. Ltd., approximately $43,206,000 for non-standard memory components manufactured by the joint venture companies.

     Under the Amended Component Recovery Agreement, the Company has an option to require MTI to purchase all of the assets of SpecTek for a purchase price equal to the net book value of the assets. MTI has an option to require the Company to sell to it all of the assets of SpecTek under the same terms and conditions. These options were not exercised in fiscal 2000 but are exercisable at any time. Additionally, the Company would have an option to require MTI to purchase, and MTI would have the option to require the Company to sell to it, the assets of SpecTek at book value if MTI's ownership in the Company falls below 50% or if an unrelated third party acquires more than 30% of the Company.

     Concurrent with the Amended Component Recovery Agreement, the Company and Micron Semiconductor Products, Inc. ("MSP"), a subsidiary of MTI, entered into an Exclusive Sales Representative Agreement (the "Sales Representative Agreement") under which MSP will serve as exclusive sales representative for SpecTek memory products. Under the Sales Representative Agreement, MSP will not be entitled to any sales commission but is entitled to charge the Company for certain employee costs and reasonable sales and marketing expenses. During fiscal 2000, the Company paid MSP approximately $374,000 pursuant to this agreement.

     On March 17, 2000 the Company assigned to MTI 58 patents, 176 patent applications and 1 invention disclosure in exchange for $4,500,000 in cash. The cash received in excess of historical cost was $2,285,000 net of tax, which was recorded as an increase in additional paid in capital.

     On September 1, 2000, the Company entered into a Preferred Stock Purchase Agreement, under which it acquired a 27.4% interest in ConnectedSupport, Inc., an on-line provider of PC service and support, in exchange for $1,000,000 and certain tangible and intangible property. Scott Bower, who resigned from his position as Vice President and General Manager of the Company's subsidiary, Micron Computer Services, Inc., owns a 35.6% interest in ConnectedSupport, Inc., and serves as its Chief Executive Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who own beneficially more than ten percent (10%) (collectively, the "Beneficial Owners") of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Beneficial Owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended August 31, 2000 with the exception of Mr. Robert Lee, director, who filed late a Form 4 for the month of April 2000, Mr. Steven H. Laney, an executive officer of the Company, who filed late a Form 4 for the month of January 2000 and Mr. James Stewart, an executive officer of the Company, who filed late a Form 4 for the month of February 2000.

Board Meetings and Committees

     The Board of Directors of the Company held a total of eight (8) meetings during the Company's fiscal year ended August 31, 2000. The Board of Directors has formed an Audit Committee and a Compensation Committee. A Nominating Committee has not been formed.

     The Audit Committee held three (3) meetings during fiscal 2000. Serving on the Audit Committee are Directors John B. Balousek, Robert Lee and Robert A. Lothrop. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent accountants and internal auditing function, and evaluating the Company's accounting principles, system of internal accounting controls and adherence with the Company's internal compliance codes. See "REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS."

     The Compensation Committee held eight (8) meetings during fiscal year 2000. Serving on the Compensation Committee are Directors John B. Balousek, Robert Lee and Robert A. Lothrop.. The Compensation Committee's primary responsibility is to review and establish the compensation of the Company's officers, including salary, bonuses, stock option grants, employment contracts and other compensation. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION."

     During fiscal 2000, all directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of meetings of all committees of the Board on which they served.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Executive Officers

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years for services rendered to the Company, its predecessors and its subsidiaries, awarded to or earned by any individual who served as Chief Executive Officer of the Company during fiscal 2000 and for each of the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2000 whose combined salary and bonus earned in fiscal 2000 exceeded $100,000 (the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE

                                                                                          Long-Term
                                                                                        Compensation
                                                     Annual Compensation                   Awards
                                        -------------------------------------------     -------------
                                                                         Other           Securities
                                  Fiscal                                 Annual          Underlying        All Other
  Name and Principal Position      Year   Salary (2)   Bonus (3)    Compensation (5)     Options (6)   Compensation (10)
-----------------------------     ------  ----------   ---------    ----------------     -----------   -----------------
Joel J. Kocher                      2000   $450,000   $   351,855                 -       900,000 (7)      $267,807 (11)
Chairman, President, and            1999    448,077       255,768                 -        50,000             3,670 (11)
  Chief  Executive Officer          1998    220,769       300,362                 -       650,000 (8)        55,984 (11)

Michael S. Adkins                   2000   $237,115   $   161,781                 -       200,000 (7)      $ 12,424
Senior Vice President and           1999    210,096       145,000                 -        70,000             7,630
   Group General Manager            1998    206,405       186,204                 -       135,000 (9)        19,988

Scott L. Bower                      2000   $260,000   $   127,235                 -        20,000          $ 54,000 (12)
Former Vice President,              1999    260,000       154,395 (4)             -        15,000             8,965 (11)
   General Manager Micron           1998     30,000        46,875 (4)             -       125,000            12,379 (11)
   Computer Services, Inc. (1)

Savino R. Ferrales                  2000   $260,000   $   114,869                 -       190,000 (7)      $  7,000
Senior Vice President,              1999    250,000        96,562                 -        20,000             3,000
   Human Resources                  1998    137,500       113,830                 -       130,000 (9)        81,591 (11)

Jill D. Smith                       2000   $400,000   $    70,251                 -        50,000          $ 39,634 (11)
Executive Vice President            1999    164,615        74,092                 -       400,000             5,000 (11)
  and Chief Operating Officer       1998          -             -                 -             -                 -

_________________________

(1) Mr. Bower resigned as an officer of the Company effective September 1, 2000.

(2) Includes compensation deferred by the employee under the Company's qualified 401(k) retirement plans.

(3) Includes amounts paid under the Company's profit sharing plans and amounts awarded and paid under the Management and Executive Incentive Plan (the "Incentive Plan", formerly the Micron Electronics, Inc. Executive Bonus
    Plan) for Fiscal 2000 and earned and paid under the Incentive Plan for prior fiscal years. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION."

(4) Includes bonus payments paid upon commencement of employment in the following amounts: Mr. Bower, $25,000 (1999), $25,000 (1998).

(5) Excludes certain perquisites and other amounts which in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for the officer.

(6) Except as otherwise noted, consists of options to purchase shares of the Company's Common Stock under the Company's 1995 Stock Option Plan.

(7) Includes options to purchase HostPro, Inc., a subsidiary of the Company ("HostPro"), common stock granted under the HostPro 2000 Equity Incentive Plan II in the following amounts: Mr. Kocher, 900,000; Mr. Adkins, 120,000; Mr. Ferrales, 150,000. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION."

(8) Consists of 500,000 options to purchase shares of the Company's Common Stock granted under the Company's 1995 Stock Option Plan and 150,000 options to purchase shares of the Company's Common Stock granted outside the 1995 Stock Option Plan.

(9) Includes options granted in exchange for previously granted options which were subsequently canceled pursuant to an option repricing program implemented in fiscal 1998 in the following amounts: Mr. Adkins, 85,000; Mr. Ferrales, 37,735.

(10) Except as otherwise noted, consists of contributions made by the Company under qualified 401(k) retirement plans and cash paid under sabbatical and time-off plans.

(11) Includes payment by the Company for relocation costs, including, in certain instances, reimbursement for related taxes, in the following amounts for fiscal 2000 unless otherwise noted: Mr. Kocher, $265,254, $3,670 (1999) and $54,484 (1998); Mr. Bower, $7,465 (1999) and $12,379 (1998); Mr.
     Ferrales, $81,591 (1998); Ms. Smith. $31,711 and $5,000 (1999).

(12) Includes payment of $48,000 by the Company for certain commuting related expenses.


                         OPTION GRANTS IN FISCAL 2000

     The following table provides information with respect to stock options granted in fiscal 2000 to each of the Named Executive Officers. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective terms based on assumed annual rates of compound stock price appreciation of 0%, 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and HostPro common stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.


                                               Individual Grants
                       ----------------------------------------------------------------
                                                                                                Potential Realizable
                                        Percent of                 Market                             Value at
                          Number of        Total                  Price of                      Assumed Annual Rates
                         Securities       Options      Exercise  Securities                           of Stock
                         Underlying     Granted to      Price        On                        Price Appreciation for
                           Options     Employees in      Per      Date of    Expiration              Option Term
                                                                                         ----------------------------------
Name                      Granted (1)  Fiscal 2000 (4)  Share      Grant        Date        0%          5%           10%
-----------------------  ----------   --------------   --------  ----------  ----------  --------   ----------   ----------
Joel J. Kocher               900,000 (2)      23.22 %   $  2.25     $  2.25     8/17/10  $      -   $1,273,512   $3,227,328

Michael S. Adkins             30,000           1.10 %   $ 12.00     $ 12.00     2/17/10  $      -   $  226,402   $  573,747
                              20,000           0.74       12.75       12.75     3/03/10         -      160,368      406,404
                              30,000 (3)       1.10        6.38       12.75     3/03/10   191,100      431,652      800,706
                             120,000 (2)       3.10        2.25        2.25     8/17/10         -      169,802      430,310

Scott L. Bower               10,000            0.37 %   $ 12.75     $ 12.75     3/03/10  $      -   $   80,184   $  203,202
                             10,000 (3)        0.37        6.38       12.75     3/03/10    63,700      143,884      266,902

Savino R. Ferrales           20,000            0.74 %   $ 12.75     $ 12.75     3/03/10  $      -   $  160,368   $  406,404

                             20,000 (3)        0.74        6.38       12.75     3/03/10   127,400      287,768      533,804
                            150,000 (2)        3.87        2.25        2.25     8/17/10        -       212,252      537,888

Jill D. Smith                50,000 (3)        1.84 %   $  6.38     $ 12.75     3/03/10  $318,500   $  719,420   $1,334,511

______________________

(1) Unless otherwise noted, represents options granted pursuant to the Company's 1995 Stock Option Plan which vest over four (4) years in increments of twenty-five percent (25%) per year. Options granted pursuant to the Company's 1995 Stock Option Plan are granted as incentive stock options ("ISOs") or nonstatutory stock options ("NSOs"). ISOs are granted with an exercise price equal to 100% of the fair market value (as defined in the plan) of the Company's Common Stock on the date of grant. Except as otherwise noted, NSOs granted and set forth in the above table were granted with an exercise price equal to 100% of the fair market value (as defined in the plan) of the Company's Common Stock on the date of grant.

(2) Represents options granted pursuant to the HostPro 2000 Equity Incentive Plan II with an exercise price equal to 100% of the fair market value (as defined in the plan). See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION."

(3) Represents NSOs granted pursuant to the Company's 1995 Stock Option Plan at 50% of fair market value (as defined in the plan).

(4) Reflects percent of total options of the Company or HostPro, as applicable, granted to employees.

                  AGGREGATED OPTION EXERCISES IN FISCAL 2000
                       AND AUGUST 31, 2000 OPTION VALUES

     The following table provides information regarding Company and MTI stock option exercises in fiscal 2000 by the Named Executive Officers, and the value of such officers' unexercised options at August 31, 2000:


                                                                      Number of Securities                     Value of
                                                                     Underlying Unexercised            Unexercised In-The-Money
                                                                       Options at Fiscal                   Options at Fiscal
                                                                           Year-End                            Year-End
                                                                           --------                            --------
                                 Shares Acquired          Value          Exercisable (E)/                     Exercisable (E)/
Name                               on Exercise          Realized        Unexercisable (U)                   Unexercisable (U) (4)
-------------------------------  ---------------      -----------      ------------------              --------------------------
Joel J. Kocher                                  -               -                 320,000 (E)                     $ 1,494,100 (E)
                                                                                1,280,000 (U) (2)                   1,654,150 (U)

Michael S. Adkins                         115,492 (1) $ 3,585,632                  59,401 (E) (3)                 $   211,274 (E)(5)
                                                                                  302,473 (U) (2)(3)                  597,934 (U)(5)

Scott L. Bower                                  -               -                  53,750 (E)                     $    74,305 (E)
                                                                                  106,250 (U)                         209,415 (U)

Savino R. Ferrales                              -               -                  57,000 (E)                     $   117,123 (E)
                                                                                  283,000 (U) (2)                     362,929 (U)

Jill D. Smith                                  -                -                  20,000 (E)                     $    44,650 (E)
                                                                                  430,000 (U)                       1,219,975 (U)

_______________________________

(1) Reflects exercise of options to purchase MTI Common Stock (reflecting a 2-for-1 stock split of MTI Common Stock, effected in the form of a stock dividend, as of May 1, 2000).

(2) Includes options to purchase HostPro common stock in the following amounts:
    Mr. Kocher, 900,000 (U); Mr. Adkins, 120,000 (U); Mr. Ferrales, 150,000 (U).
    See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION."

(3) Includes options to purchase MTI Common Stock (reflecting a 2-for-1 stock split of MTI Common Stock, effected in the form of a stock dividend, as of May 1, 2000) in the following amounts: Mr. Adkins, 2,001 (E), 1,873 (U).

(4)  Except as otherwise noted, reflects options to purchase Company Common
     Stock.

(5) Includes the value of options to purchase MTI Common Stock in the following amounts: Mr. Adkins, $132,041 (E), $123,595 (U).

Compensation of Directors

     Members of the Board of Directors who are not employees, officers or directors of the Company, MTI, or any subsidiary or affiliate of the Company or MTI are paid an annual retainer of $40,000 (the "Annual Retainer"). The Annual Retainer is payable in arrears in equal quarterly installments within the first thirty days of each fiscal quarter to qualified directors holding office during the prior fiscal quarter. Qualified directors who hold office for less than an entire fiscal quarter receive a pro-rated portion of the Annual Retainer. Additionally, all directors who are not employees of the Company, MTI or their subsidiaries or affiliates are to receive a formula Nonstatutory Stock Option (a "Formula Option") of 10,000 shares of Common Stock upon appointment to the Board and such directors serving on the Board as of the date immediately following each annual meeting of the Company's shareholders receive a Formula Option as of the date of the meeting for 3,000 shares of Common Stock. The Company reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings or performance of director services.

Employment and Severance Arrangements

  The Company has entered into employment and severance agreements (the "Agreements") with Mr. Kocher, Mr. Adkins and Mr. Ferrales and certain other officers of the Company relating to termination and compensation upon termination of the officer's active employment with the Company. The Agreements allow either the Company or the officer to terminate the officer's active employment with the Company for any reason, voluntary or involuntary, with or without cause, by providing notice to that effect in writing. The Agreements provide that during a six-month or one-year "Transition Period" following termination, the officer will continue to receive all benefits "customarily provided" to such officer while employed, including, but not limited to, salary, bonuses, executive bonuses, benefits and continued vesting of any granted stock options. "Customarily provided" refers to Company practices and plans with respect to the officer's benefits and compensation in effect as of the date of termination of the officer's active employment with the Company. However, such terminated officers will not be entitled to any new grants of interest in future executive bonuses, any new grants of stock options, or payment of any compensation under an incentive program that is deferred, due to payment criteria of such incentive program, as those criteria existed as of the date of termination of the officer's active employment with the Company, beyond the Transition Period. Joseph M. Daltoso, former Chairman and Chief Executive Officer, Gregory D. Stevenson, former President and Chief Operating Officer, and T. Erik Oaas, former Executive Vice President and Chief Financial Officer have Agreements with two-year Transition Periods. Certain officers, including Ms. Smith, have entered into employment and severance agreements which provide for a lump sum payment of six (6) or twelve
(12) months base salary upon non-voluntary termination, rather than for payments and benefits over a Transition Period as provided under the Agreements.

     During fiscal 2000, the following former Named Executive Officers received cash compensation under the Agreements in the amounts noted: Mr. Daltoso, $572,519; Mr. Stevenson, $185,042; Mr. Oaas, $435,683; Mr. Stephen S. Brown,
Vice President, Chief Information Officer, $125,000; Mr. George A. Haneke, Senior Vice President, Business Systems Planning, $17,692; and Ms. Judith A. Bitterli, Vice President, Office of the General Manager Micron PC, $67,308.

Change of Control Agreements

     A Change of Control, for purposes other than the 1995 Stock Option Plan and the HostPro 2000 Incentive Equity Plan I and II, shall mean the acquisition by any person or entity of securities of the Company which results in such person or entity owning or controlling more of the combined voting power of the Company than does MTI and owning or controlling more than 35% of the voting securities of the Company or, subject to MTI owning or controlling more than 35% of the securities of the Company, the acquisition by any person or entity of more than 35% of the common stock of MTI.

     Upon a Change of Control of the Company (as defined above), a cash lump-sum payment in the amount equal to the salary payable under the Agreements shall be made to each officer in exchange for any further salary obligations thereunder. In addition, (i) the chief executive officer, president, general manager and vice president (except Area Vice Presidents as defined below) of the Company and its subsidiaries shall be entitled to receive two years base salary, (ii) each vice president of the Company and its subsidiaries not elected by the applicable board of directors ("Area Vice President") and each officer and management director of the Company and its subsidiaries not otherwise included in (i) shall receive one year base compensation or total target compensation, in each case if such employee has not received a comparable offer of employment, following such Change of Control. An employee's right to terminate employment under the Agreements shall terminate upon acceptance of such comparable offer of employment. A comparable offer of employment is defined as an agreement providing for responsibilities, status, cash compensation, benefits and location comparable to those in effect before the Change of Control as reasonably determined by the employee (with a term of three years for the chief executive officer and president, two years for the vice presidents and general managers of subsidiaries (excluding Area Vice Presidents) and one year for Area Vice Presidents, officers and management directors identified in (ii) above, providing one year's salary and benefits in the event of death and disability and which has severance consisting of continued compensation and benefits through the end of the term). All other employees of the Company and its subsidiaries not included in (i) and (ii) above shall receive six months base salary or total target compensation if the employee has not received an offer of employment providing comparable compensation, benefits and location following the Change of Control.

     The Micron Electronics, Inc. Management and Executive Incentive Plan (the "Incentive Plan", formerly the Micron Electronics, Inc. Executive Bonus Plan) provides that, upon a Change of Control of the Company, the Company shall pay to each eligible executive bonuses allocated, if any, under the Incentive Plan for the current fiscal year at the maximum level established by the Board of Directors as of the most recent allocation and any bonuses that have been awarded for previous years under the Incentive Plan but not previously paid.

     Upon a Change of Control, the Company shall pay all employees such amounts, if any, that are necessary to place such employees in the same after tax position as the employees would have been in had no excise tax been imposed under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

     A Change of Control for purposes of the 1995 Stock Option Plan shall mean the acquisition, by any person or entity, of securities of the Company which results in such person or entity owning or controlling more of the combined voting power of the Company than does MTI and owning or controlling more than 20% of the voting securities of the Company or the acquisition by any person or entity of more than 35% of the Common Stock of MTI. The Micron Electronics, Inc. 1995 Stock Option Plan provides that, in the event of a Change of Control of the Company, the unexercised portion of any options under such plan shall be immediately exercisable.

     Under certain circumstances, a Change of Control of the Company would result in vesting of options granted under the HostPro 2000 Incentive Equity Plan I and II. For purposes of these plans, a Change of Control shall mean the acquisition by any person or entity of securities of the Company where the Company is the Parent of HostPro, and where such person or entity, directly, indirectly or beneficially, acting alone or in concert, (i) owns or controls more of the combined voting power of all classes of voting securities of the Company than does MTI and (ii) owns or controls more than twenty percent (20%) of the combined voting power of all classed of voting securities of the Company.

Compensation Committee Interlocks and Insider Participation

     Serving on the Compensation Committee are Directors John B. Balousek, Robert Lee and Robert A. Lothrop. During fiscal 2000, Mr. Lothrop was a director of MTI.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee report, the Audit Committee Report on page 15 and the performance graph on page 16 shall not be incorporated by reference into any such filings.


        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                       REGARDING EXECUTIVE COMPENSATION

Compensation Committee

     Serving on the Compensation Committee are Directors John B. Balousek, Robert Lee and Robert A. Lothrop. The Committee met eight (8) times in fiscal 2000 and intends to meet annually or more frequently as the Company's Board of Directors may request.

     The Committee's primary responsibility is to review and establish the compensation of the Company's officers, including salary, bonuses, stock option grants, employment contracts and other compensation. Compensation for the Company's executive officers for fiscal 2000, including base salary, performance bonuses, stock option grants and other compensation, was determined by the Compensation Committee and reviewed by the Company's Board of Directors.

Executive Officer Compensation

     The Company's executive officer compensation programs are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the success of the Company and to provide incentives relating directly to the financial performance and long-term growth of the Company, thus aligning executive interests with the interests of the shareholders. The various components of the Company's executive officer compensation programs are, in most cases, the same as those generally made available to employees of the Company. The following is a summary of the executive officer compensation programs:

Cash Compensation

     Base Salary.  The base salary of each executive officer is established
     -----------
primarily upon (i) a review of executive compensation offered by companies generally comparable to the Company, and (ii) a subjective evaluation of the executive officer's expected contribution to the Company, including individual performance, level of responsibility and technical expertise.

     Performance Bonuses.  Cash bonuses to executive officers are intended to
     -------------------
reward executive officers for the Company's financial performance and achievement of individual performance goals during the fiscal year and are earned and paid pursuant to the Management and Executive Incentive Plan (the "Incentive Plan", formerly the Micron Electronics, Inc. Executive Bonus Plan), which was approved by the Company's shareholders in November 1999. Under the Incentive Plan, individual targets are established for a performance period based on the officers expected contribution to the Company and market analysis. Fiscal 2000 bonuses were awarded under the Incentive Plan based on (i) after-tax net profit of the Company for the fiscal year, (ii) business unit operating income, where appropriate, and (iii) achievement of individual performance criteria for the applicable performance period.

     Since fiscal 1998 performance bonuses were paid in a lump sum. Performance bonuses awarded for prior fiscal years are generally payable over a five-year period.

     Profit Sharing.  The Company distributes, on a quarterly basis,
     --------------
approximately five percent (5%) of its consolidated quarterly after-tax net profits generally on an equal basis to eligible employees (including executive officers) of the Company and its subsidiaries.

     Incentive Bonuses.  From time to time, incentive cash bonuses are approved
     -----------------
for payment to employees (including executive officers) for the achievement of milestones, the completion of projects identified as contributing to Company's success and the attainment of technological advances.

Equity Compensation

     To provide long-term incentive to the executive officers and employees of the Company and its subsidiaries, the Company grants incentive and nonstatutory stock options to such persons pursuant to the Company's 1995 Stock Option Plan. Such options provide a link to long-term growth in the value of the Company's Common Stock. The criteria used to determine who receives stock options and the number of stock options granted is generally based on an evaluation of the individual's long-term impact to the Company. That criteria includes: ability to directly contribute to the Company's corporate success and future revenue growth, ability to develop efficiencies that result in cost reductions without compromising product quality or quantity, ability to develop processes or programs that directly support the attainment of corporate objectives, ability to invent, design, or develop new products or components, or develop innovative processes that make the Company more competitive, ability to manage key departments/functions and other relevant items, as appropriate. Stock options granted to employees and executive officers after April 28, 1999 typically have a term of ten (10) years and vest twenty-five percent (25%) each year for four
(4) years from the date of grant. Stock options granted to employees and executive officers prior to April 28, 1999 typically have a term of six (6) years and vest twenty percent (20%) each year for five (5) years from the date of grant.

     On August 17, 2000 the Boards of Directors of the Company and HostPro approved the 2000 Equity Incentive Plan I and 2000 Equity Incentive Plan II, reserving a total of 10,000,000 shares of HostPro common stock for issuance thereunder. The purpose of the plans is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of HostPro by offering such persons an opportunity to participate in HostPro's future performance the award of options, restricted stock and stock appreciation rights. The grants awarded during fiscal 2000 become vested as to 25% of the shares issuable under the option grant after one year from the date of grant, and thereafter becomes vested as to 2.08333% of the total shares of the option grant per month. However, the option may not be exercised prior to the earlier of (i) issuance to the public of shares of HostPro common stock pursuant to a Form S-1 Registration Statement under the Securities Act of 1933, as amended or (ii) five (5) years from the date of grant; provided that any option granted to a resident of California who is not an officer or director of HostPro shall become exercisable at the rate of no less than twenty percent (20%) per year over five (5) years from the date of grant.

Other Compensation

     In addition to cash and equity compensation programs, executive officers participate in various other employee benefit plans, including, but not limited to, a time-off plan. Under the time-off plan, full-time employees of the Company and its subsidiaries (including executive officers) are allowed to accumulate a predetermined number of hours based on length of service for vacation, holidays, sick time, emergencies and personal needs. Hours accumulated in excess of 400 hours are paid in cash to the employee. Executive officer participation in various clubs, organizations and associations may also be funded by the Company or its subsidiaries.

CEO Compensation

     Joel J. Kocher is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Mr. Kocher's annual base salary is based on an analysis of compensation paid to chief executive officers of comparable companies and on a subjective analysis of Mr. Kocher's experience, level of responsibility and contribution to the Company. During fiscal 2000 Mr. Kocher's annual base salary was at $450,000.

     In October 2000, pursuant to the Incentive Plan, Mr. Kocher was awarded and paid $351,000 for fiscal 2000 performance.

     During fiscal 2000, the Compensation Committee amended the vesting criteria of options to purchase 150,000 shares of the Company's Common Stock granted to Mr. Kocher during fiscal 1998. The Compensation Committee accelerated vesting of 50,000 of such options in recognition of Mr. Kocher's contribution to the development of the Company's Internet services business and retail direct strategy. Further, 50,000 of such options vest upon achievement of year-over-year net revenue growth and positive operating income for the Company's PC business for one fiscal quarter. Finally, 50,000 of such options vest upon an increase of $1.5 billion in the Company's market capitalization or completion of other value creating events related to the Company's Internet services business. The vesting criteria were modified to more closely align to the Company's strategic priorities and shareholder interests.

     During fiscal 2000, Mr. Kocher was granted options to purchase a total of 900,000 shares of HostPro common stock granted under the HostPro 2000 Equity Incentive Plan II. The options vest at a rate of 25% after one year from the date of grant and at a rate of 2.0833% monthly thereafter for three years. The options expire after a term of ten (10) years.

Tax Deductibility of Executive Compensation

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code. Section 162(m) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent upon stockholder approval of the compensation arrangement. The Company believes that it is generally in the best interests of its stockholders to structure its compensation plans to achieve maximum deductibility under
Section 162(m) with minimal sacrifices in flexibility and corporate objectives. With respect to non-equity compensation arrangements and amounts paid under the Incentive Plan, the Compensation Committee has reviewed the terms of those arrangements likely to be subject to Section 162(m) and believes that at this time the Company is in compliance with Section 162(m). The Company also believes the 1995 Stock Option Plan and the HostPro 2000 Equity Incentive Plans are in compliance with Section 162(m). The Compensation Committee will continue to monitor compliance with Section 162(m) and will take appropriate action if warranted. Since corporate objectives may not always be consistent with the requirement for full deductibility, it is conceivable that the Company may enter into compensation arrangements under which payments are not deductible under
Section 162(m). Deductibility is not the sole factor used by the Compensation Committee in ascertaining appropriate levels or methods of compensation.


                              Compensation Committee of the Board of Directors

                              John B. Balousek
                              Robert Lee
                              Robert A. Lothrop

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Board of Directors adopted the Audit Committee Mission Statement and Charter in April 2000, which is attached as Appendix A. The Board of Directors has reviewed Rule 4200(a)(14) of the National Association of Securities Dealers and has determined the Audit Committee of the Board of Directors (the "Audit Committee") is independent as defined under the rule.

     The Audit Committee has reviewed and discussed the audited financial statements with the Company's management team. The Audit Committee has discussed with PricewaterhouseCoopers L.L.P., the independent accountants of the Company, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU (S)380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants, the independent accountants' independence.

     Based upon the review and discussions referred to in the above paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year.


                              Audit Committee of the Board of Directors

                              John B. Balousek
                              Robert Lee
                              Robert A. Lothrop

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the period from August 31, 1995 through August 31, 2000 with the cumulative total return for the same period as (i) the Center for Research in Securities Prices ("CRSP") Total Return Index for The Nasdaq Stock Market (U.S. Companies) and (ii) the CRSP Total Return Index for Nasdaq Computer Manufacturer Stocks. These indices are prepared and made available to the public by the Center for Research in Securities Prices at the University of Chicago. The Company operates on a 52/53 week fiscal year which ends on the Thursday closest to August 31. Accordingly, the last trading day of the Company's fiscal year varies. For consistent presentation and a more meaningful comparison to the indices shown herein, the Company's stock performance graph was plotted assuming an August 31 fiscal year-end. These comparisons assume an investment of $100 at the commencement of the period and the reinvestment of dividends paid during the period, as applicable.

     Note: Management cautions that the stock price performance information shown in the graph below may not be indicative of current stock price levels or future stock price performance.

                                    [GRAPH]

  The performance graph was plotted using the following data:

                                                                Year Ending August 31
                                                       ----------------------------------------
                                                        1995   1996   1997   1998   1999   2000
                                                       -----  -----  -----  -----  -----  -----
Micron Electronics, Inc.                               $ 100  $  88  $  91  $  65  $  54  $  77
CRSP Total Return Index for The Nasdaq Stock
 Market (U.S. Companies)                                 100    113    157    149    276    422
CRSP Total Return Index for Nasdaq Computer
 Manufacturer Stocks                                     100    119    189    229    536    993

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

     The Company's Board of Directors has fixed the number of directors at five
(5), and it is contemplated that a board of five (5) directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the five (5) nominees named below, all of whom are presently directors of the Company and are identified in the proxy statement under "DIRECTORS". In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee whom shall be designated by the then present Board of Directors to fill the vacancy or for the balance of those nominees named without a substitute. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all Proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person's successor has been duly elected and qualified, or until such person's earlier death, resignation, removal or disqualification.

     The Board's nominees for re-election at the Annual Meeting are Steven R. Appleton, John B. Balousek, Joel J. Kocher, Robert Lee and Robert A. Lothrop. The Board recommends a vote "FOR" the election of each of the foregoing nominees.

     The five (5) nominees receiving the highest number of affirmative votes of the shares of the Company's Common Stock entitled to vote on this matter shall be elected as the directors.


                                 PROPOSAL TWO:
             TO RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers L.L.P., independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending August 30, 2001, and recommends that shareholders vote "FOR" ratification of such appointment.

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required for ratification of such appointment. In the event that the shareholders fail to ratify such appointment, the Board of Directors will reconsider its selection.

     Representatives of PricewaterhouseCoopers L.L.P. are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares of the Company's Common Stock they represent.


                  TELEPHONE AND INTERNET VOTING ALTERNATIVES

     Shareholders with shares held directly or in an account at a brokerage firm may vote those shares telephonically by calling the telephone number or accessing the Internet site referenced in your voting form. Votes submitted electronically via the Internet or by telephone must be received by midnight, Eastern Time, on November 19, 2000.

     The Internet voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that the shareholders' instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

  The giving of a Proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. Shareholders holding shares in the name of a broker or other nominee who wish to vote in person at the Annual Meeting must bring a statement from the broker or nominee confirming ownership of the Company's Common Stock.


               DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
                      2001 ANNUAL MEETING OF SHAREHOLDERS

     In order to be included in the proxy statement and form of proxy relating to the Company's 2001 Annual Meeting of Shareholders, proposals of shareholders of the Company that are intended to be presented at such meeting must be received by the Company no later than June 29, 2001, and must otherwise be in compliance with applicable laws and regulations and the Bylaws of the Company. Also, persons named as proxies in the proxy solicited by the Board of Directors for the 2001 Annual Meeting of Shareholders may exercise discretionary voting authority on any proposal presented by one of the shareholders directly at that meeting (i) if the Company did not receive notice of the proposal by September 12, 2001 or (2) if the Company receives notice of the proposal by September 12, 2001 and discloses in the proxy statement the proposal and how management intends to vote proxies on such matter.

                           THE MICRON ELECTRONICS, INC. BOARD OF DIRECTORS

Dated: October 27, 2000

                                                                      Appendix A

                           MICRON ELECTRONICS, INC.
                 AUDIT COMMITTEE MISSION STATEMENT AND CHARTER

                               MISSION STATEMENT
                               -----------------

     The Audit Committee serves as an independent and objective party integral to the Board in its oversight responsibilities. Areas of responsibility include:

     a) Monitoring the Company's financial reporting process and internal control systems;

     b) Reviewing and appraising the audit efforts of the Company's independent accountants and internal auditing departments;

     c) Reviewing compliance with laws and regulations under which the Company is required to operate;

     d) Providing an open avenue of communication among the independent accountants, financial and senior management, internal auditing department, and the Board of Directors.

                                    CHARTER
                                    -------

     Committee Composition. The members of the Audit Committee shall meet the
     ---------------------
independence and experience requirements of the NASDAQ and the SEC. The members of the Audit Committee shall be appointed by the Board.

     Special Consultants.  The Audit Committee shall have the authority to
     -------------------
retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     Reports.  The Audit Committee shall make regular reports to the Board.
     -------

     Responsibilities.  The Audit Committee shall:
     ----------------

     1. Review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

     2. Recommend to the Board the appointment of the independent accountants, which firm is ultimately accountable to the Audit Committee, the Board, and the Shareholders.

     3. Review fees to be paid to the independent accountants for audit services.

     4. Annually evaluate the performance of the independent accountants and, if so determined, recommend that the Board replace the independent accountants.

     5. Review the appointment and replacement of the senior internal auditing executive.

     6. Review the significant reports to management prepared by the internal auditing department and management's responses.

     7. Meet at least annually with the Chief Financial Officer, the senior internal auditing executive and the independent accountants in separate executive sessions.

     8. Approve the Audit Committee Report to Shareholders required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

                                                                      Appendix A

     Responsibilities with Regard to External Audits.  The Audit Committee
     -----------------------------------------------
shall:

     1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements and assets.

     2. Review annually with the independent accountants, significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     3. Review the Company's financial results prior to the release of quarterly earnings.

     4. Prior to the filing of reports on Form 10-Q or 10-K, discuss with management and the independent accountants any significant trends or developments, including:

            . Company's major financial risk exposures (including but not limited to, warranties exposure and Line of Credit compliance) and the steps taken to monitor and control such exposures;

            . Major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, internal auditors, or management.

     5. Periodically receive reports from the independent accountants regarding independence, discuss such reports with the independent accountants, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the independent accountants.

     6. Obtain from the independent accountants assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

     7. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     8. Review with the independent accountants any problems or difficulties the independent accountants may have encountered and any management letter(s) provided by the independent accountants and the Company's response to such letter(s). Such review should include:

            (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

            (b) Any changes required in the planned scope of the internal audit.

            (c) The internal audit department responsibilities, budget and staffing.

     Compliance Responsibilities.  The Audit Committee shall:
     ---------------------------

     1. Obtain reports from management, the Company's senior internal auditing executive, and the independent accountants that the Company's subsidiaries are in conformity with applicable legal requirements and the Company's Code of Conduct.

     2. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

     3. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

                                                                      Appendix A

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Except as specifically expressed herein, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Company's Code of Conduct.

         This Proxy is solicited on behalf of the Board of Directors.

                           MICRON ELECTRONICS, INC.
                  900 East Karcher Road, Nampa, Idaho  83687

                      2000 ANNUAL MEETING OF SHAREHOLDERS
                               November 20, 2000

     The undersigned shareholder(s) of Micron Electronics, Inc., a Minnesota corporation, hereby acknowledges receipt of the Notice of 2000 Annual Meeting of Shareholders and the Proxy Statement, each dated October 27, 2000, and hereby appoints Joel J. Kocher and JoAnne S. Pfeifer, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of Micron Electronics, Inc., to be held on Monday, November 20, 2000, at 9:00 a.m. Mountain Time, at the Nampa Civic Center, 311 3rd Street South, Nampa, Idaho, 83651, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), and to vote, as designated on the proposals below, all shares of Micron Electronics, Inc. Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the proposals set forth below:


1.  ELECTION OF DIRECTORS:

          Steven R. Appleton             Robert Lee
          John B. Balousek               Robert A. Lothrop
          Joel J. Kocher

  [_]  FOR ALL           [_] WITHHOLD ALL      [_]  FOR ALL EXCEPT

To withhold authority to vote, mark "FOR ALL EXCEPT" and write the nominee's name on the line below:

___________________________


2. TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2001:

     [_]  FOR         [_]  AGAINST      [_]  ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the Annual Meeting.

  The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR items 1 and 2 above. If any other matters properly come before the Annual Meeting, the persons named in this Proxy will vote in their discretion. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee whom shall be designated by the then present Board of Directors to fill the vacancy or for the balance of those nominees named without a substitute.

                                 Dated____________________________,  2000

                                 _____________________________________________
                                                  Signature

                                 _____________________________________________
                                                  Signature

     (This Proxy should be voted, signed, and dated by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all persons having an interest therein should sign.)